Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Form 8-K/A of Sonic Innovations, Inc., of our report dated December 14, 2007, relating to our audit of the financial statements of Hearing Associates of Pensacola, P.A. as of December 31, 2006, and for the year then ended.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

December 19, 2007

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